Exhibit 32

Certificate of Chief Executive and Chief Financial Officers

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Ark Restaurants Corp.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

          (i) this report on Form 10-K for the year ended October 2, 2010 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

          (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Ark Restaurants Corp.

Dated as of this 3rd day of January 2011.

/s/ Michael Weinstein	/s/ Robert Stewart

Michael Weinstein	Robert Stewart
Chairman and Chief Executive Officer	Chief Financial Officer